UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2020 (April 21, 2020)

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8505 E. Orchard Road

Greenwood Village, Colorado 80111

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 23, 2020, V.F. Corporation (the “Company”) closed its sale of $1,000,000,000 aggregate principal amount of 2.050% Senior Notes due 2022 (the “2022 Notes”), $750,000,000 aggregate principal amount of 2.400% Senior Notes due 2025 (the “2025 Notes”), $500,000,000 aggregate principal amount of 2.800% Senior Notes due 2027 (the “2027 Notes”) and $750,000,000 aggregate principal amount of 2.950% Senior Notes due 2030 (the “2030 Notes” and together with the 2022 Notes, 2025 Notes and 2027 Notes, the “Notes”) pursuant to the Underwriting Agreement, dated April 21, 2020, among the Company, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (File No. 333-223299) previously filed with the Securities and Exchange Commission under the Act.

The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, were approximately $2.98 billion. The Company intends to use the net proceeds from this offering to repay the borrowings under its current senior unsecured revolving credit facility. The Company intends to use the remaining net proceeds for general corporate purposes.

The Notes are the unsecured obligations of V.F. Corporation and rank equally with all of its other unsecured and unsubordinated indebtedness.

The Notes were issued pursuant to an Indenture, dated as of October 15, 2007 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of April 23, 2020, among the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The 2022 Notes will bear interest at a fixed rate of 2.050% per annum, the 2025 Notes will bear interest at a fixed rate of 2.400% per annum, the 2027 Notes will bear interest at a fixed rate of 2.800% per annum and the 2030 Notes will bear interest at a fixed rate of 2.950% per annum. Interest on the Notes is payable semi-annually on each April 23 and October 23, commencing October 23, 2020. The 2022 Notes will mature on April 23, 2022, the 2025 Notes will mature on April 23, 2025, the 2027 Notes will mature on April 23, 2027 and the 2030 Notes will mature on April 23, 2030. The Notes are redeemable at the option of the Company. The Indenture also contains certain covenants as set forth in the Indenture and requires the Company to offer to repurchase the Notes upon certain change of control events.

The foregoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture entered into in connection therewith. The Underwriting Agreement and the Supplemental Indenture (including the form of Notes) are attached hereto as Exhibits 1.1, 4.2, 4.3, 4.4, 4.5 and 4.6 to this Current Report on Form 8-K, and the Base Indenture is incorporated herein by reference as Exhibit 4.1. Opinions of counsel for the Company relating to the validity of the Notes are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1

Underwriting Agreement, dated as of April 21, 2020 among V.F. Corporation, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1

Indenture, dated as of October 15, 2007, between V.F. Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-146594) and incorporated herein by reference).

4.2	Fifth Supplemental Indenture, dated as of April 23, 2020, among V.F. Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of Senior Notes due 2022 (included in Exhibit 4.2).

4.4	Form of Senior Notes due 2025 (included in Exhibit 4.2).

4.5	Form of Senior Notes due 2027 (included in Exhibit 4.2).

4.6	Form of Senior Notes due 2030 (included in Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.

5.2	Opinion of Laura C. Meagher with respect to certain matters of Pennsylvania law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Laura C. Meagher (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: April 23, 2020	By:	/s/ Laura C. Meagher
	Name:	Laura C. Meagher
	Title:	Executive Vice President, General Counsel & Secretary